UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Commission File Number 000-54530

GOPHER PROTOCOL INC.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0603137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2500 Broadway, Suite F-125, Santa Monica, CA 90404

(Address of principal executive offices)

424-238-4589

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Appointments

On May 17, 2018, Robert Yaspan, Judit Nagypal and Ambassador Ned L. Siegel were appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as directors of the Company. Mr. Yaspan will also serve as Chairman of the Board of Directors. Ms. Nagypal and Ambassador Siegel are considered independent directors and entered into agreements pursuant to which each will serve as a director. The director agreements provide that each will received a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. Mr. Yaspan, in consideration for serving as Chairman of the Board, entered into an agreement providing a one-time grant of 250,000 shares of common stock and a stock option to acquire 250,000 shares of common stock exercisable for a period of five years at $2.50 per share. Each director will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Yaspan, Ms. Nagypal and Ambassador Siegel $5,000 per quarter.

There is no understanding or arrangement between each of the above directors and any other person pursuant to which the director was appointed as director.  Each of the directors do not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  The directors do not have direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Robert Yaspan, age 72, has owned and operated Law Offices of Robert M. Yaspan since 1997 where has focused his practice on business reorganizations and real property law. Mr. Yaspan received a Bachelor of Arts degree in History from the University of Chicago in 1968 and a Juris Doctorate from University of Southern California in 1971. Mr. Yaspan is the manager of REKO Holdings LLC, a significant shareholder of the Company.

Judity Nagypal, age 48, has extensive experience in human resources and business, with multicultural understanding coming from diverse international positions with over 18 years of successful track record in field and headquarters positions, both in specialist and generalist roles. Since 2013, Ms. Nagypal has held various positions in Microsoft including HRD Leadership Development and Talent Management from 2013 to 2015, Independent Software Vendor Acquisition Lead from 2015 to 2016 and Independent Software Vendor Go-To-Market Lead from 2016 to present. Prior to Microsoft, Mr. Nagypal held positions with AXA Group, Kraft Biscuits and Danone Group. Ms. Nagypal received a Postgraduate Diploma in Human Resources Management from Middlesex University in 2002, a Law Degree from Eotvos Lorand University in 1998 and a Masters in Economic Sciences from Budapest University of Economics in 1994.

Ned L. Siegel, 66, has had a long and distinguished career as a senior U.S. government official and businessman. He was appointed by then President George W. Bush as the U.S. Ambassador to the Commonwealth of the Bahamas from October 2007 to January 2009. He was also appointed by President Bush to serve under Ambassador John R. Bolton at the United Nations in New York, serving as the Senior Advisor to the U.S. Mission and as the U.S. representative to the 61st Session of the United Nations General Assembly. Prior to his ambassadorship, he was appointed to the Board of Directors of the Overseas Private Investment Corporation (OPIC). In addition to his public service, Ambassador Siegel has over 30 years of entrepreneurial successes. Presently, he serves as President of The Siegel Group, a multi-disciplined international business management advisory firm specializing in real estate, energy, utilities, infrastructure, financial services, oil and gas and cyber and secure technology. Ambassador Siegel also serves on the Board of Directors and Advisory Boards of other numerous public and private companies, and private equity groups. He graduated Phi Beta Kappa from the University of Connecticut in 1973 and received a juris doctorate from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina. Mr. Siegel has previously served as a member of the Board of Directors of Healthwarehouse.com, Inc. from June 2013 to September 2016, PositiveID Corporation from February 2011 to the present, Notis Global, Inc. from April 2014 to the present, Viscount Systems from April 2013 to the present and Baltia Air Lines, Inc. (dba USGlobal Airways) from June 2017 to present.

Executive Officer Positions

On May 17, 2018, Mansour Khatib, Chief Marketing Officer and director of the Company, was engaged as Interim Chief Executive Officer to fill the vacancy resulting from Gregory Bauer’s resignation as Chief Executive Officer and director of the Company. In addition, Michael Murray, a director of the Company, was engaged as President of the Company. The Company and Mr. Bauer entered into a Consulting Agreement for a period of one year for compensation of $15,000 per month to provide services associated with prepaid financial services.

The above offer and sale of the securities were made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated there under with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Stock Option issued to directors
10.1	Director Agreement by and between Gopher Protocol Inc. and Robert Yaspan dated May 17, 2018
10.2	Director Agreement by and between Gopher Protocol Inc. and Judit Nagypal dated May 17, 2018
10.3	Director Agreement by and between Gopher Protocol Inc. and Ambassador Siegel dated May 17, 2018
10.4	Form of Indemnification Agreement by and between Gopher Protocol Inc. and directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOPHER PROTOCOL INC.

		By:	/s/ Mansour Khatib
		Name:	Mansour Khatib
		Title:	Interim Chief Executive Officer

Date:	May 21, 2018
Santa Monica, California